EXHIBIT 99.1

Certification of
Donald D. Wolf, Chief Executive Officer
of Westport Resources Corporation

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10Q (the “Form 10Q”) for the quarter ended March 31, 2003 of Westport Resources Corporation (the “Issuer”).

     I, Donald D. Wolf, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

(i)	the Form 10Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

     Dated: May 8, 2003.

By:	/s/ DONALD D. WOLF

Name:	Donald D. Wolf, Chief Executive Officer

Subscribed and sworn to before me
this 8th day of May, 2003.

/s/ KAYLA K. SPARKS
Name:	Kayla K. Sparks
Title:	Notary Public
My commission expires 1/16/06